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Exhibit 10(81)

Amendment dated February 26, 2003 to the
Harrah's Entertainment, Inc.
Deferred Compensation Plan

        Pursuant to approval by the Human Resources Committee of the Harrah's Entertainment, Inc. Board of Directors, the following Section 5.9 is hereby added to the Deferred Compensation Plan:

        5.9    Certain Elective Withdrawals.    Notwithstanding any other provision of the Plan, at any time after February 26, 2003, any Participant or Beneficiary will be entitled to receive, upon written request signed by the Participant or Beneficiary and delivered to the Company's Corporate Compensation Department, a lump sum distribution equal to 90% of all or a specified percentage or amount, as designated by the Participant or Beneficiary, of the Participant's or Beneficiary's vested Account balance; provided that the second request for any such withdrawal must designate the entire vested Account balance for withdrawal and the Notice Date for such second request must be at least one year after the first Notice Date. The date the Corporate Compensation Department receives a written request for such withdrawal is referred to as a "Notice Date." The amount payable under this subsection (a) will be paid in a lump sum subject to any applicable withholding taxes within sixty (60) days following the Notice Date. The remaining 10% of the amount designated for distribution will be forfeited to the Company by the Participant or Beneficiary and the Participant or Beneficiary will have no rights whatsoever thereto. The request for the distribution and the 10% forfeiture will become irrevocable on the tenth day after the Notice Date for the distribution. Notwithstanding any deferral elections, such Participant will not be eligible for any deferrals under the Plan for a one year period from the applicable Notice Date, with further payroll deferrals to stop starting with the first payroll date that is administratively feasible for ceasing deferrals that occurs after a Notice Date.

        IN WITNESS WHEREOF, this Amendment has been executed as of this 26th day of February, 2003.

HARRAH'S ENTERTAINMENT, INC.
By:	/s/ MARILYN G. WINN Marilyn G. Winn Title: Sr. Vice President-Human Resources

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  Exhibit 10(81)
Amendment dated February 26, 2003 to the Harrah's Entertainment, Inc. Deferred Compensation Plan